UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer, Suite 890 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class to be so registered	which each class is to be registered

Common Stock $0.01 par value	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: (if applicable)
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities to be registered by Allis-Chalmers Energy Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” included in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-139058), originally filed with the Securities and Exchange Commission on December 1, 2006 (the “Registration Statement”), including the prospectus related to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits.
     Not applicable.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Theodore F. Pound
Theodore F. Pound
General Counsel and Secretary

Date: March 16, 2007